Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-495-4651

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Announces Second Quarter 2004 Results

Tualatin, OR – July 28, 2004 – Digimarc Corporation (NASDAQ: DMRC) today announced its results for the quarter ended June 30, 2004.

Digimarc’s total revenue for the second quarter was $23.7 million, or 5% higher as compared to the $22.5 million reported in the comparable period of 2003 and 1% higher as compared to the $23.5 million reported in the previous quarter. The company reported a net loss of $1.9 million, or net loss per basic and diluted share of ($0.10) based on 20.28 million basic and diluted weighted average shares outstanding for the quarter.  This compares with net income per basic and diluted share of $0.02 for the comparable period of 2003 and $0.03 for the previous quarter.  Total operating expenses were $9.7 million as compared to $10.1 million for the comparable period of 2003 and $9.4 million for the previous quarter. Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $1.1 million for the second quarter of 2004 compared to $3.3 million for the comparable period of 2003 and $3.2 million for the previous quarter.  EBITDA is calculated by adjusting net income (loss) for the effects of interest, taxes, depreciation, and amortization.

Digimarc’s total revenue for the six-month period of 2004 was $47.2 million, or 7% higher as compared to the $44.3 million reported in the comparable period of 2003. The company reported a net loss of $1.4 million, or net loss per basic and diluted share of ($0.07) based on 20.24 million basic and diluted weighted average shares outstanding for the six-month period ended June 30, 2004.  This compares with net income per basic and diluted share of $0.02 for the comparable period of 2003.  Total operating expenses were $19.1 million as compared to $19.9 million for the comparable period of 2003. EBITDA was $4.3 million for the six-month period of 2004 compared to $6.0 million for the comparable period of 2003.

The lower than expected earnings per share for the second quarter of 2004 was due primarily to lower than expected gross margin.  The company’s gross margin was 33% for the second quarter of 2004 compared to 45% for the same period in 2003 and 42% in the previous quarter.  A number of factors contributed to the gross margin variance, including inventory charges, variances to expense forecasts, and an unfavorable revenue mix.  Specifically, the company recorded inventory reserves related to product life cycles and impairment charges for spare parts on hand deemed to be in excess of future usage needs; incurred unplanned production start-up yield losses and higher than expected delivery costs for services provided; and, experienced a revenue mix change from expected higher-margin consumables sales to lower-margin add-on services.  The company also recorded incremental accruals for international tax exposure related to profitable operations in foreign countries.

Bruce Davis, Chairman and CEO, commented:  “Our disappointing financial results relate primarily to our ID Systems business unit and call for decisive action to improve the efficiency, effectiveness, and predictability of operations.  In addition to beefing up our finance and IT resources, I have asked Paul Gifford, Digimarc’s President and COO, to immediately assume direct control and responsibility for the ID Systems business.  Paul will commit himself full-time to ID Systems and will lead the business unit until we are satisfied that the operational issues are fully resolved.  During this period, I will assume direct management responsibility for all other areas of our business.”

Davis continued, “Digimarc ID Systems is in an enviable position as the leading supplier of one of the most important secure credentials in America.  As we gain market share against competitors whose business models and technologies we believe no longer adequately serve the needs of governments and citizens for security and general effectiveness, we are becoming an increasingly important supplier of a critical element of our national infrastructure.  We believe that we can and should execute better.  In doing so, we believe that we can build a great business of substantial value for our stockholders.”

“We addressed many issues during the quarter. As we continue to expand the use of the new accounting and MRP system put in place in late 2003, we are pleased that the information we are receiving is more timely and in greater depth than previously available. This allows us to perform detailed analyses with much more operational relevance. In addition, our Sarbanes-Oxley efforts to document and improve our controls and processes, along with key personnel additions to the finance team, are seeing immediate benefits. The results we are reporting for the second quarter are disappointing, but we believe the improved processes we have put in place have greatly enhanced our ability to identify operational improvements” said Michael McConnell, Digimarc CFO.

Business Outlook

The following statements concerning projections of future financial performance are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business or mergers and acquisitions. Revenues are highly dependent on a number of factors including, but not limited to, general economic conditions, the company’s ability to predict card issuance volumes from existing state drivers license programs, the company’s ability to secure new contracts, the political and competitive environment in countries in which the company seeks business, changes in customer order or usage patterns, and changes in the demand for the company’s products and services. Gross margin may be higher or lower than expected due to a number of factors including, but not limited to, competitive pricing actions, changes in estimated product costs, and changes in the company’s estimated revenue mix.  Operating expenses, particularly certain marketing and compensation-related expenses, vary depending on the level of revenue and profits.

Company management estimates for the third quarter of 2004 are:

1.               Total revenues in the range of $22.0 million to $23.0 million;

2.               Gross margins in the range of 40 to 42 percent;

3.               Total operating expenses of $10.5 million to $11.0 million;

4.               Other income, consisting mainly of interest income, of approximately $145,000, and

5.               A provision for income taxes of approximately $60,000.

Based on the above assumptions, we estimate a loss per share for the third quarter of 2004 in the range of ($0.03) to ($0.06) based on approximately 20.40 million weighted average shares.  Also, we expect EBITDA in the range of $1.5 million to $2.5 million.

For the full year 2004, the company is maintaining prior guidance for total revenues in the range of $94 million to $97 million.  We are not currently offering full year EPS guidance.

Conference Call

Digimarc will hold its second quarter 2004 earnings conference call today, Wednesday, July 28, 2004, at 2 p.m. PDT/5 p.m. EDT.  The call will feature Bruce Davis, Digimarc Chairman and CEO, Paul Gifford, Digimarc President and COO, and Michael McConnell, Digimarc CFO and Treasurer.

As in the past, the event will be open to the general public and the media. The call will be broadcast live by Web cast at www.digimarc.com and www.streetevents.com. At Digimarc’s Web address, the call will be available by clicking on the “Q2 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at www.digimarc.com/investor/events.asp and www.streetevents.com for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp under the subcategory “Webcast Archive.”

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and the District of Columbia and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 168 issued U.S. patents with more than 3,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more company information.

About EBITDA

EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income or cash flows from operations.  The reconciliation of GAAP and Non-GAAP Financial Measures for the three and six month periods ended June 30, 2003 and 2004, as well as the three months ended March 31, 2004, is included in the attached tables.  Management of the company believes that EBITDA is helpful to investors as an indicator of the current financial performance of the company and its capacity to fund capital expenditures and working capital requirements.  EBITDA is commonly used as a measure of performance, and it is used by securities analysts, investors and other parties in evaluating the company.  Due to the nature of the company’s ID Systems business and revenue recognition policies, the company incurs significant non-cash charges for depreciation and amortization that it does not incur in association with revenues generated in the Watermarking Solutions area of the business.  Therefore, the company believes that by providing the calculation of EBITDA it will help investors better understand Digimarc’s underlying financial performance and ability to generate cash flow from operations.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to financial guidance for future periods, statements relating to the long-term status of the company in the marketplace and the long-term effects and benefits of the company’s new accounting and MRP system, Sarbanes-Oxley efforts and key personnel additions, changes and focus, and other statements of management’s opinion or expectations, such as statements containing the words “believes,” “expects,” “estimates”, “anticipates” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially due to, among other things, additional modifications and changes to the company’s new accounting and MRP system, changes resulting from further Sarbanes-Oxley efforts and any further key personnel additions, changes and focus, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission, including the company’s Form 10-Q for the fiscal quarter ended March 31, 2004, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”,

“Risks Related to Our Business” and “Risks Related to Our Market” and in Part I, Item 4 thereof (“Controls and Procedures”).

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Digimarc Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue:
Digimarc ID Systems (DIDS)	$20,684	$20,774	$20,117	$41,458	$39,461
Digimarc Digital Watermarking (DWM)	2,989	2,716	2,429	5,705	4,789
Total revenue	23,673	23,490	22,546	47,163	44,250

Cost of Revenue:
Digimarc ID Systems (DIDS)	14,884	12,847	11,269	27,731	22,238
Digimarc Digital Watermarking (DWM)	942	867	1,024	1,809	2,001
Total cost of revenue	15,826	13,714	12,293	29,540	24,239

Gross Profit:
Digimarc ID Systems (DIDS)	5,800	7,927	8,848	13,727	17,223
Digimarc Digital Watermarking (DWM)	2,047	1,849	1,405	3,896	2,788
Total gross profit	7,847	9,776	10,253	17,623	20,011

Percentage of gross profit to revenues:
Digimarc ID Systems (DIDS)	28.0%	38.2%	44.0%	33.1%	43.6%
Digimarc Digital Watermarking (DWM)	68.5%	68.1%	57.8%	68.3%	58.2%
Percentage of total gross profit to total revenues	33.1%	41.6%	45.5%	37.4%	45.2%

Operating expenses:
Research, development and engineering	1,243	1,295	2,003	2,538	4,049
Selling, general and administrative	8,498	8,106	7,647	16,604	14,952
Stock-based compensation	—	—	418	—	862
Total operating expenses	9,741	9,401	10,068	19,142	19,863

Operating income (loss)	(1,894)	375	185	(1,519)	148

Other income (expense), net	172	200	154	372	270
Income (loss) before provision for income taxes	(1,722)	575	339	(1,147)	418
Provision for income taxes	222	50	52	272	102
Net income (loss)	$(1,944)	$525	$287	$(1,419)	$316

Net income (loss) per share – basic	$(0.10)	$0.03	$0.02	$(0.07)	$0.02
Net income (loss) per share – diluted	$(0.10)	$0.03	$0.02	$(0.07)	$0.02

Weighted average shares – basic	20,276	20,212	17,790	20,244	17,726
Weighted average shares – diluted	20,276	20,615	18,540	20,244	18,426

Digimarc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$41,624	$48,426
Restricted cash	1,980	1,976
Short-term investments	20,926	28,231
Total cash, cash equivalents and investments	64,530	78,633
Accounts receivable, net	16,035	13,516
Inventory, net	5,184	5,739
Other current assets	2,127	2,227
Total current assets	87,876	100,115

Property and equipment, net	57,733	37,755
Intangibles, net	22,524	23,581
Other assets, net	810	975
Total assets	$168,943	$162,426

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,169	$6,671
Accrued payroll and related costs	1,567	969
Deferred revenue	4,211	3,160
Other current liabilities	412	235
Total current liabilities	17,359	11,035

Other long-term liabilities	1,113	1,286

Stockholders’ equity	150,471	150,105
Total liabilities and stockholders’ equity	$168,943	$162,426

Digimarc Corporation

Consolidated Statement of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Cash flows from operating activities:
Net income (loss)	$(1,944)	$525	$287	$(1,419)	$316
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,992	2,801	2,645	5,793	4,993
Stock-based compensation expense	—	—	418	—	862
Other non-cash charges	32	(84)	67	(52)	107
Changes in operating assets and liabilities:
Restricted cash	—	(4)	(40)	(4)	(579)
Trade and unbilled accounts receivable, net	559	(3,078)	(228)	(2,519)	(289)
Inventory	906	(351)	(142)	555	(740)
Other current assets	444	(344)	278	100	952
Other assets, net	18	15	5	33	20
Accounts payable	228	4,270	(792)	4,498	(3,043)
Accrued payroll and related costs	(143)	741	289	598	694
Deferred revenue	1,457	(406)	1,130	1,051	767
Other current liabilities	17	—	(24)	17	(52)
Net cash provided by operating activities	4,566	4,085	3,893	8,651	4,008
Cash flows from investing activities:
Purchase of property and equipment	(11,675)	(5,723)	(2,357)	(17,398)	(4,228)
Capitalization of software development costs	(3,217)	(3,903)	(1,770)	(7,120)	(3,579)
Sale or maturity of short-term investments	41,185	42,821	4,102	84,006	6,057
Purchase of short-term investments	(41,056)	(35,645)	(9,322)	(76,701)	(9,322)
Net cash used in investing activities	(14,763)	(2,450)	(9,347)	(17,213)	(11,072)
Cash flows from financing activities:
Net proceeds from issuance of common stock	741	1,109	1,587	1,850	1,700
Principal payments under capital lease obligations	(19)	(71)	(3)	(90)	(5)
Net cash provided by financing activities	722	1,038	1,584	1,760	1,695
Net increase (decrease) in cash and cash equivalents	(9,475)	2,673	(3,870)	(6,802)	(5,369)
Cash and cash equivalents at beginning of period	51,099	48,426	28,883	48,426	30,382
Cash and cash equivalents at end of period	$41,624	$51,099	$25,013	$41,624	$25,013

Digimarc Corporation

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Net income (loss)	(1,944)	525	287	(1,419)	316
Adjustments to calculate EBITDA:
Provision for taxes	222	50	52	272	102
Interest income, net	(178)	(198)	(146)	(376)	(304)
Amortization (contained in OpEx)	579	671	1,233	1,250	2,411
Depreciation (OpEx portion)	527	512	498	1,039	1,040
Depreciation (COGS portion)	1,886	1,618	1,332	3,504	2,404
EBITDA	1,092	3,178	3,256	4,270	5,969

About EBITDA

EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income or cash flows from operations.  The reconciliation of GAAP and Non-GAAP Financial Measures for the three and six month periods ended June 30, 2003 and 2004 and the three months ended March 31, 2004, is included in the above table.  Management of the company believes that EBITDA is helpful to investors as an indicator of the current financial performance of the company and its capacity to fund capital expenditures and working capital requirements.  EBITDA is commonly used as a measure of performance and it is used by securities analysts, investors and other parties in evaluating the company.  Due to the nature of the company’s ID Systems business and revenue recognition policies, the company incurs significant non-cash charges for depreciation and amortization that it does not incur in association with revenues generated in the Watermarking Solutions area of the business.  Therefore, the company believes that by providing the calculation of EBITDA it will help investors better understand Digimarc’s underlying financial performance and ability to generate  cash flow from operations.